Exhibit 10.1

TRUST AMENDMENT

Juen 30, 2026

THIS AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of June 30, 2026, by and between Eureka Acquisition Corp, a Cayman Islands company (the “Company”), and Continental Stock Transfer & Trust Company (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in that certain Investment Management Trust Agreement, dated July 2, 2024, as amended on June 30, 2025, by and between the parties hereto (the “Trust Agreement”).

WHEREAS, the Company and the Trustee entered into an Investment Management Trust Agreement dated as of July 2, 2024;

WHEREAS, each of the Company and Trustee desire to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Amendments to Trust Agreement.

1.1 A newly inserted provision is hereby incorporated into Section 1 of the Trust Agreement as follows:

“(m) Beginning on July 3, 2026 until July 3, 2027, the Company may elect to extend the date by which the Company has to consummate a business combination month-by-month each time for a total of up to twelve times by depositing $8,253.03 for each such one-month extension into the Company’s Trust Account. Any applicable excise tax and dissolution expense shall be paid by the Company and/or its designee, which shall not be paid from the Company’s Trust Account unless otherwise provided in this Agreement. In the event that the Company fails to timely make a payment for any given month as provided herein that the Company elects to make an extension, the Company shall have a period of thirty (30) days to pay any applicable past due payment, which shall be calculated to be equal to the principal of the past due payment (the “Cure Period”). If the Company fails to make any applicable past due payment during the Cure Period, then the Company shall immediately cease all operations, except for the purpose of winding up, and liquidate and dissolve with the same effect as if the Company failed to complete a business combination by July 3, 2027.”

2. Miscellaneous Provisions.

2.1. Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2. Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3. Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4. Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5. Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6. Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first set forth above.

EUREKA ACQUISITION CORP

By:	/s/ Fen Zhang
Name:	Fen Zhang
Title:	Chief Executive Officer and Director

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President

[Signature Page to Trust Amendment]